MEGA MICRO TECHNOLOGIES GROUP, INC.
PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET


                              Historical                          Pro forma
                              Mega Micro  Historical             Mega Micro
                             Technologies  TourPro   Pro forma  Technologies
                              Group, Inc. Golf, Inc.Adjustments  Group, Inc.

ASSETS
Current assets:
Cash and cash equivalents         $83,888        $-          $-      $83,888
Accounts receivable               479,010         -           -      479,010
Inventories, net                  434,288         -           -
Prepaid expenses and other
current assets                     54,934         -           -
                              ----------- --------- -----------  -----------
Total current assets            1,052,120         -                1,052,120
                              ----------- --------- -----------   ----------
Property and equipment, net     1,232,691                     -    1,232,691
Deposits                           16,685                     -       16,685
                              ----------- --------- ----------- ------------
Total non-current assets        1,249,376         -                1,249,376
                              ----------- --------- ----------- ------------
Total assets                   $2,301,496        $-               $2,301,496
                             ============ ========= =========== ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Officer advances                       $-       285           -         $285
Accounts payable and accrued    1,099,530         -           -    1,099,530
expenses
Related party notes payable        64,431         -           -       64,431
Notes payable                     355,760         -           -      355,760
Capital lease obligations          16,875         -           -       16,875
Deferred revenue                   69,883         -           -       69,883
                              ----------- ----------  ----------  -----------
Total current liabilities       1,606,479       285                1,606,764
                             ------------ ---------- -----------  -----------
Non-current liabilities
Related notes payable, less
current portion                   126,487         -           -      126,487
Notes payable, less current
portion                           743,434         -           -      743,434
Capital lease obligation,
less current portion               59,004         -           -       59,004
Defered rent                       28,636         -           -       28,636
                              ----------- ---------  ----------  -----------
Total non-current
liabilities                       957,561         -                  957,561
                             ------------ ---------  ----------   ----------

Shareholders' equity
Common stock, $.001 par
value                               9,031     9,800     (9,500)        9,331
Additional paid in capital      1,568,745         -           -    1,568,745
Accumulated (deficit)         (1,840,320)  (10,085)       9,500  (1,840,905)
                              ----------- ---------- ----------- ------------
Total shareholders' equity
(deficit)                       (262,544)     (285)                (262,829)
                              ----------- ---------- ----------- ------------
Total liabilities and
shareholders' equity           $2,301,496        $-               $2,301,496
                             ============ ========== ===========  ===========

MEGA MICRO TECHNOLOGIES GROUP, INC.
PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS




                             Historical                           Pro forma
                             Mega Micro   Historical             Mega Micro
                            Technologies   TourPro   Pro forma  Technologies
                             Group, Inc.  Golf, Inc. Adjustments  Group, Inc.
                            ------------  ---------- ----------   -----------
Sales                         $20,318,335        $-              $20,318,335
                                                              -
Cost of sales                  17,761,399         -               17,761,399
                             ------------ ---------- -----------  -----------
Gross Profit                    2,556,936         -                2,556,936
                                                              -
                                                              -
Selling general and
administrative expenses         3,777,950    10,085           -    3,788,035
                             ------------ ---------- -----------  -----------

Operating loss                (1,221,014)  (10,085)              (1,231,099)
                             ------------ ----------  ---------- ------------
Other income (expense)                                        -
Interest income (expense),
net                              (69,649)         -                 (69,649)
(Loss) on disposal of
assets, net                       (8,760)         -           -      (8,760)
Expenses in connection with
private placement               (159,938)         -                (159,938)
                              ----------- ---------  ----------  -----------
                                (238,347)         -                (238,347)
                             ------------ ---------  ----------  -----------
Net loss                     $(1,459,361) $(10,085)             $(1,469,446)
                             ============ ========== =========== ============
Basic and diluted (loss)
per common share                 $(0.167)  $(0.001)                 $(0.163)
                             ============ ==========  ==========  ===========
Weighted average number of
common shares outstanding       8,716,215 9,800,000                9,016,215
                             ============ ========== =========== ============